Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statements on Form S - 8 (Nos. 333-89576, 333-89580, 333-107775, 333-113284, 333-159099, 333-178668, 333-181282, 333-195661, and 333-211194) of EnPro Industries, Inc. of our report dated April 12, 2017 relating to the combined financial statements of Garlock Sealing Technologies LLC and Garrison Litigation Management Group, Ltd. (Debtors-in-Possession), which appears in this Current Report on Form 8-K/A of EnPro Industries, Inc.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
October 5, 2017